SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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	Filed by a Party other than the Registrant	[ ]

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[ ]	Preliminary Proxy Statement
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[ ]	Soliciting Material under Rule 14a-12

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(Letter for PS - plan has FDIT & Cash Reserves;
may have Ret MM or wish to add it or other fund --132915

Remove Brackets Before Mailing

Dear [Plan Sponsor Named Fiduciary and [Business Contact],

This letter describes a proposed merger of a fund currently offered in your plan(s).

On February 15, 2001, the Board of Trustees approved a proposal to request shareholder approval to merge Fidelity Daily Income Trust (FDIT) into Fidelity Cash Reserves (Cash Reserves), another money market fund already offered by your plan. As the plan sponsor, you may choose to allow the balances in FDIT to be transferred to Cash Reserves or you may direct us to have these balances transferred to another option.

As of February 28, 2001, FDIT had assets of approximately $3 billion as compared with Cash Reserves' assets of approximately $48 billion. The proposed merger would provide shareholders with an opportunity to invest in a fund with broader investment policies and a lower management fee. A proxy statement providing details of the proposed merger will mail to shareholders on or about May 4, 2001. The merger, if approved at the Special Shareholder Meeting scheduled for June 13, 2001, should be completed on or about June 21, 2001.

Alternatively, you may wish to add another option to your plan such as Fidelity Retirement Money Market Portfolio (Retirement Money Market), which is available only to institutional plans and accounts, or use another existing option.

If the merger is approved, Fidelity will move all remaining balances in FDIT to Cash Reserves or another investment option upon your direction on or about June 21, 2001. At that time, participants who have FDIT in their investment election will have subsequent monies directed to FDIT automatically invested in Cash Reserves or another option that you direct. Communications will be sent to participants with balances in FDIT in late May, after we receive your direction of how you wish to proceed.

The Board of Trustees of the Fidelity Funds involved believes the merger is in the best interest of investors. The investment objective of both FDIT and Cash Reserves is high current income consistent with preserving capital and providing liquidity. The investment strategies of FDIT and Cash Reserves include investing more than 25% of total assets in the financial services industry and investing in compliance with industry-standard requirements for money market funds for the quality, maturity, and diversification of investments.

One difference between these funds is that FDIT currently follows a policy of investing only in U.S. dollar-denominated money market securities of U.S. issuers while Cash Reserves has the flexibility to invest in U.S. dollar-denominated money market securities of both domestic and foreign issuers. Money market securities, whether foreign or domestic, are high quality securities.

Another difference is that FDIT is a "diversified" fund. With respect to 75% of its total assets, the fund may not invest more than 5% in the securities of a single issuer, and the fund may not hold more than 10% of the outstanding voting securities of a single issuer. Cash Reserves is a "super-diversified" fund and generally may not invest more than 5% of its assets in the securities of a single issuer. However, Cash Reserves may invest up to 25% of its total assets in the first tier securities of a single issuer for up to three business days. These limits do not apply to U.S. Government securities.

Merging FDIT and Cash Reserves would reduce the management fees payable by FDIT shareholders. As of 8/31/00, FDIT had management fees of 0.34% and total expenses of 0.50%. In December, Cash Reserves adopted a new expense structure in which a portion of the management fees is dependent on income earned by the fund, which may result in higher or lower expenses for that fund in the future. Had the new fee structure for Cash Reserves been in effect for the 12 months ended November 30, 2000, Cash Reserves total operating expenses would have been 0.48%.

Another alternative you may wish to consider is the Retirement Money Market Portfolio. This fund seeks as high a level of current income as is consistent with the preservation of capital and liquidity. The fund's investment strategy includes investing more than 25% of total assets in the financial services industry and investing in compliance with industry-standard requirements for money market funds for the quality, maturity, and diversification of investments. Retirement Money Market has the flexibility to invest in U.S. dollar-denominated money market securities of any issuer. Retirement Money Market is a "super-diversified" fund and generally may not invest more than 5% of its assets in the securities of a single issuer. However, Retirement Money Market Portfolio may invest up to 25% of its total assets in the first tier securities of a single issuer for up to three business days. These limits do not apply to U.S. Government securities. Retirement Money Market Portfolio has an annual management fee and total expenses of 0.42%.

I will be calling you to discuss any questions you might have and the alternative fund you wish to utilize should the merger be approved.

Sincerely,

[Signed by Client Manager, Account Manager or Relationship Manager]

Shareholders are urged to read the Proxy Statement and Prospectus (the "Proxy Statement") which contains important information about the proposed merger. The Proxy statement will be filed shortly with the SEC and will be available, without charge, on the SEC's Web site (http://www.sec.gov). Proxy Statements will be mailed to investors who are shareholders of Fidelity Daily Income Trust as of the record date.

For more complete information about any of the mutual funds available through the plan, including fees and expenses, call or write Fidelity for free prospectuses. Read them carefully before you make your investment choices.

An investment in a money market fund is not insured or guaranteed by the FDIC or any other government agency. Although money market funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in these funds.

Foreign investments involve greater risks and may offer greater potential returns than U.S. investments. These risks include political and economic uncertainties of foreign countries, as well as the risk of currency fluctuations.

Fidelity Investments Institutional Services Company, Inc., 82 Devonshire Street, Boston, MA 02109

132915

FDIT ONLY 132917

REMOVE BRACKETS BEFORE MAILING

Dear Plan Sponsor Named Fiduciary [and Business Contact]:

On February 15, 2001, the Board of Trustees approved a proposal to request shareholder approval to merge Fidelity Daily Income Trust (FDIT) into Fidelity Cash Reserves (Cash Reserves). As the plan sponsor, you may choose to allow the balances in FDIT to be transferred to Cash Reserves or you may direct us to have these balances transferred to another option.

As of February 28, 2001, FDIT had assets of approximately $3 billion as compared with Cash Reserves' assets of approximately $48 billion. The proposed merger would provide shareholders with an opportunity to invest in a fund with broader investment policies and a lower management fee. A proxy statement providing details of the proposed merger will mail to shareholders on or about May 4, 2001. The merger, if approved at the Special Shareholder Meeting scheduled for June 13, 2001, should be completed on or about June 21, 2001.

Alternatively, you may wish to add another option to your plan such as Fidelity Retirement Money Market Portfolio (Retirement Money Market), which is available only to institutional plans and accounts or use another existing option. If the merger is approved, Fidelity will move all remaining balances from FDIT to Cash Reserves or another option that you direct, on or about June 21, 2001. Communications will be sent to participants with balances in FDIT in late May, after we receive your direction of how you wish to proceed.

The Board of Trustees of the Fidelity Funds involved believes the merger is in the best interest of investors. The investment objective of both FDIT and Cash Reserves is high current income consistent with preserving capital and providing liquidity. The investment strategies of FDIT and Cash Reserves also include investing more than 25% of total assets in the financial services industry and investing in compliance with industry-standard requirements for money market funds for the quality, maturity, and diversification of investments.

One difference between these funds is that FDIT currently follows a policy of investing only in U.S. dollar-denominated money market securities of U.S. issuers while Cash Reserves has the flexibility to invest in U.S. dollar-denominated money market securities of both domestic and foreign issuers. Money market securities, whether foreign or domestic, are high quality securities.

Another difference is that FDIT is a "diversified" fund. This means that with respect to 75% of its total assets, the fund may not invest more than 5% in the securities of a single issuer, and the fund may not hold more than 10% of the outstanding voting securities of a single issuer. Cash Reserves is a "super-diversified" fund and generally may not invest more than 5% of its assets in the securities of a single issuer. However, Cash Reserves may invest up to 25% of its total assets in the first tier securities of a single issuer for up to three business days. These limits do not apply to U.S. Government securities.

Merging FDIT and Cash Reserves would reduce the management fees payable by FDIT shareholders. As of 8/31/00, FDIT had management fees of 0.34% and total expenses of 0.50%. In December, Cash Reserves adopted a new expense structure in which a portion of the management fees is dependent on income earned by the fund, which may result in higher or lower expenses for that fund in the future. Had the new fee structure for Cash Reserves been in effect for the 12 months ended November 30, 2000, Cash Reserves total operating expenses would have been 0.48%.

Another alternative you may wish to consider is the Retirement Money Market Portfolio. This fund seeks as high a level of current income as is consistent with the preservation of capital and liquidity. The fund's investment strategy includes investing more than 25% of total assets in the financial services industry and investing in compliance with industry-standard requirements for money market funds for the quality, maturity, and diversification of investments. Retirement Money Market has the flexibility to invest in U.S. dollar-denominated money market securities of any issuer. Retirement Money Market is a "super-diversified" fund and generally may not invest more than 5% of its assets in the securities of a single issuer. However, Retirement Money Market Portfolio may invest up to 25% of its total assets in the first tier securities of a single issuer for up to three business days. These limits do not apply to U.S. Government securities. Retirement Money Market Portfolio has an annual management fee and total expenses of 0.42%.

I will be calling you to discuss any questions you might have and the alternative fund you wish to utilize should the merger be approved.

Sincerely,

[Signed by Client Manager, Account Manager or Relationship Manager]

Shareholders are urged to read the Proxy Statement and Prospectus (the "Proxy Statement") which contains important information about the proposed merger. The Proxy statement will be filed shortly with the SEC and will be available, without charge, on the SEC's Internet Web site (http://www.sec.gov). Proxy Statements will be mailed to investors who are shareholders of Fidelity Daily Income Trust as of the record date.

For more complete information about Fidelity mutual funds including fees and expenses, call or write Fidelity for free prospectuses. Read them carefully before you make your investment choices.

An investment in a money market fund is not insured or guaranteed by the FDIC or any other government agency. Although money market funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in these funds.

Foreign investments involve greater risks and may offer greater potential returns than U.S. investments. These risks include political and economic uncertainties of foreign countries, as well as the risk of currency fluctuations.

Fidelity Investments Institutional Services Company, Inc., 82 Devonshire Street, Boston, MA 02109

132917